MAY 23, 2024 2024 Analyst & Investor Day

Welcome & Agenda Kristie Waugh Senior Vice President, Investor Relations and FP&A 2024 ANALYST & INVESTOR DAY

Certain statements made in this presentation and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates and inflation), demand for and pricing of our products (including cash sweep and deposit offerings), acquisitions, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “may,” “will,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward- looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. Forward-looking statements 3

Agenda 9:00 AM – 10:30 AM Strategic Overview PAUL REILLY Chair & CEO, Raymond James Financial Private Client Group SCOTT CURTIS President, Private Client Group Fixed Income HORACE CARTER President, Fixed Income 10:30 AM Break 10:45 AM – 12:00 PM Bank Segment STEVE RANEY Chair & CEO, Raymond James Bank Financial Review PAUL SHOUKRY President & CFO, Raymond James Financial 4

Strategic Overview Paul Reilly Chair & CEO, Raymond James Financial 2024 ANALYST & INVESTOR DAY

Our firm has been shaped by four core values 6

Private Client Group, 68% Capital Markets, 9% Asset Management, 7% Bank Segment, 16% BY THE NUMBERS (as of Mach 31, 2024 unless otherwise stated) Client assets under administration $1.45 trillion Approximately 8,800 advisors in the U.S., Canada, and the U.K. 145 consecutive quarters of profitability More than 2x required total capital ratio* Strong credit ratings with stable outlook: A- (Fitch), A3 (Moody’s), A- (S&P) S&P 500 & Fortune 400 company $11.6B Net Revenues FY 2023 Note: Chart is intended to show relative contribution of each of the firm's four core business segments. Percentages do not add to total net revenues due to "Other" segment and intersegment eliminations not being depicted. The Other segment includes interest income on certain corporate cash balances, the results of our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses. *To be considered well-capitalized (as defined by regulations). Firm overview 7

Premier alternative to Wall Street

Diverse and complementary businesses


PRIVATE CLIENT GROUP
~$24B
SBLs and Mortgages primarily to Private Client Group clients
~$58B
Primary source of deposits
Significant distribution capabilities
Referrals
~60 analysts covering
~1,150 companies*
High-quality research
Corporate executive services
Product due diligence and selection (Asset Management Services division)
Investment options (Raymond James Investment Management)
BANK SEGMENT
CAPITAL MARKETS
ASSET MANAGEMENT
Loans to institutional clients
Research opinions
Referrals
Economic and industry research and perspectives

Note: As of March 31, 2024. *Includes U.S. and Canadian companies.

9

RAYMOND JAMES

Note: Chart above does not include intersegment eliminations or the Other segment. 7,740 7,990 9,760 11,003 11,619 67% 67% 66% 67% 68% 13% 15% 19% 16% 9% 9% 9% 8% 8% 7% 11% 9% 7% 9% 16% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Private Client Group Capital Markets Asset Management Bank segment CONTRIBUTION OF NET REVENUE BY SEGMENT $ MILLIONS Diversification has shown its value over the cycle 3% 22% 13% 6% 10

Looking ahead 11

Drive organic growth across core businesses 1 Expand investments in technology 2 Maintain focus on strategic M&A and effective integrations 3 Strategic growth initiatives 13

Best-in-class experience Leverage entire firm’s resources Strong retention and recruiting Industry- leading technology Drive organic growth across core businesses 1 Private Client Group 14

Service excellence Independence and freedom Operational resources Technology investments Advisor-centric Culture Financial advisors at the forefront Drive organic growth across core businesses 1 15

Drive organic growth across core businesses 1 Expand M&A platform New market expansion Attract and develop key professional talent Capital Markets 16

Drive organic growth across core businesses 1 312 379 290 639 709 418 225 128 132 227 332 248 120 68 61 85 133 172 143 110 67 501 596 650 1,143 1,100 648 720 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2024* M&A Advisory Equity Underwriting Debt Underwriting Annualized 360 86 92 98 104 113 122 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 GEIB INVESTMENT BANKING MANAGING DIRECTORS** (annual average) INVESTMENT BANKING REVENUE MIX $ MILLIONS Note: Charts not to scale. *FYTD 2024 as of March 31, 2024; Annualized amount equal to fiscal year-to-date results multiplied by 2. **GEIB excludes Canadian operations. RJF investment banking revenues Driving long-term growth through consistent investment in talent 7% 5-Year CAGR 17

Drive organic growth across core businesses 1 Enhance investment solutions Implement technology for increased productivity Expand Raymond James Investment Management Asset Management 18

Drive organic growth across core businesses 1 Grow securities- based loans Selectively grow corporate loans Manage credit risk Bank Segment 19

Expand investments in technology 2 Tech that connects FLEXIBLE INTUITIVE EFFICIENT CUSTOMIZABLE PRODUCTIVE BUSINESS GROWING SERVE CLIENTS ANYWHERE 20

Maintain focus on strategic M&A and effective integrations 3 1999 2009 2011 2012 2015 2016 2017 2019 2020 2021 2022 Roney & Co. 2000 2001 We have a strong track record and remain focused on strategic M&A 21

Regulation 22

Planning for the future Scott Curtis Jim BunnTash Elwyn 24

Private Client Group Scott Curtis President, Private Client Group 2024 ANALYST & INVESTOR DAY

Private Client Group $1.4T client assets under administration 8,761 PCG advisors 13% 5-year CAGR* for Assets in fee-based accounts $60B Trailing 12-month Net new assets** Note: As of March 31, 2024 unless otherwise noted. *5-year CAGR for period FY 2018 – FY 2023. **Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees. Trailing 12-month net new assets is the trailing twelve months of net new assets added to the firm. 27

366 683 799 FY 2018 FY 2023 March 31, 2024 756 1,201 1,389 FY 2018 FY 2023 March 31, 2024 Note: Charts not to scale. 5-year CAGR for period FY 2018 – FY 2023. ASSETS UNDER ADMINISTRATION $ BILLIONS ASSETS IN FEE-BASED ACCOUNTS $ BILLIONS 10% 5-Year CAGR 13% 5-Year CAGR Private Client Group growth 28

220% 126% Raymond James Peer Group Median 10-YEAR CHANGE MAR. 31, 2014 – MAR. 31, 2024 35% 27% Raymond James Peer Group Median 3-YEAR CHANGE MAR. 31, 2021 – MAR. 31, 2024 74% Raymond James Peer Group Median 5-YEAR CHANGE MAR. 31, 2019 – MAR. 31, 2024 TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION Note: Charts not to scale. Based on publicly available information and RJF estimates and analysis. The definitions for client assets may be inconsistent across companies. Peer Group Median includes Ameriprise, Bank of America/Merrill Lynch, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo. 19% 14% Raymond James Peer Group Median 1-YEAR CHANGE MAR. 31, 2023 – MAR. 31, 2024 Private Client Group growth 83% 29

FY 2018 FY 2023 March 31, 2024 Employees Independent Contractors FINANCIAL ADVISORS Note: Charts not to scale. 5-year CAGR for period FY 2018 – FY 2023. FYTD 2024 and FYTD 2023 includes the first two quarters of fiscal year 2024 and 2023, respectively. 2% 5-Year CAGR 7,813 8,712 8,761 Private Client Group growth 13.7% 8.6% 5.4% 8.3% 9.8% 8.4% 5.4% 5.0% 7.8% 3.2% 1Q FY22 2Q FY22 3Q FY22 4Q FY22 1Q FY23 2Q FY23 3Q FY23 4Q FY23 1Q FY24 2Q FY24 DOMESTIC NET NEW ASSET GROWTH ANNUALIZED % 7.6% Average 30

576 1,763 875 883 FY 2018 FY 2023 FYTD 2023 FYTD 2024 5,093 8,654 4,207 4,567 FY 2018 FY 2023 FYTD 2023 FYTD 2024 NET REVENUES $ MILLIONS PRE-TAX INCOME $ MILLIONS Note: Charts not to scale. 5-year CAGR for period FY 2018 – FY 2023. FYTD 2024 and FYTD 2023 includes the first two quarters of fiscal year 2024 and 2023, respectively. 11% 5-Year CAGR 9% Y/Y Change 25% 5-Year CAGR 1% Y/Y Change Private Client Group results 31

Strategic Growth Initiatives Private Wealth Organic GrowthRecruiting RIA & Custody Services (RCS) 32

Multiple affiliation options Advisors choose the model that best suits their business Employee Independent contractor (includes Bank & Credit Union) RIA & custody services (RCS) 33

342 591 327 526 50 161 718 1,277 Mar. 31, 2019 Mar. 31, 2024 Employee Independent contractor RIA & Custody Services (RCS) DOMESTIC PCG ASSETS UNDER ADMINISTRATION $ BILLIONS 26% 5-Year CAGR 10% 5-Year CAGR 12% 5-Year CAGR 12% 5-Year CAGR Note: Quarter-end balances as of March 31, 2019 and March 31, 2024, respectively. 5-year CAGR for period ending second quarter of fiscal year 2019 and 2024, respectively. Strong asset growth across our multiple affiliation models 34

Advisor recruiting Continued focus on recruiting efforts encompassing targeted initiatives to boost growth Lead Sources • Internal Advisor Choice Consulting team • Financial advisors • External recruiters • Complex/Branch managers • Inbound marketing Strategies • Created new Head of PCG Recruiting position • West Coast and Northeast focus • Private Wealth opportunities • External recruiter partnerships • New transitions and onboarding service model • Independence Plus offering 35

Recruiting process Home Office visit Commitment Affiliation Integration We begin by focusing on high-quality advisors that align with our cultural values and long-term strategic thinking. 36

Enabling advisors and organic growth Create Capacity and Efficiency • Leverage technology and firm resources to scale Expand Value Proposition • Deepen existing client relationships • Develop new relationships 37

Since the program's inception in 2022, the private wealth community has grown to over 250 advisors, a mix of graduated and active advisors, across all affiliations. Target between 150 and 200 advisors graduating the program each year. Advisor who have graduated the program have higher utilization of firm resources (i.e. case consulting and lending solutions). Private Wealth Expand solutions and evolve the PWA Designation program to increase advisor productivity 38

RCS Asset Growth RCS AUA represents ~12% of total PCG AUA* 44.9 51.4 59.7 92.7 108.5 133.3 160.8 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2024 RIA & CUSTODY SERVICES (RCS) ASSETS UNDER ADMINISTRATION $ BILLIONS 24% 5-Year CAGR 84% Fee-based AUA 39

RCS Advisors not included in RJF advisor count, as RIA firm is our client No production revenue recorded No payout expense Revenues include cash sweep, mutual fund trails, networking, omnibus, lending, transaction fees, asset management No upfront transition assistance paid RIA firms responsible for compliance, technology, cybersecurity, and support services RCS model differences 40

By 2030, exceed $2T in AUA by attracting, enabling, and digitally empowering advisors across multiple affiliation options to leverage the entire firm’s resources and Service 1st culture to help clients live their best lives. Private Client Group vision 41

2024 ANALYST & INVESTOR DAY Fixed Income & Public Finance Horace Carter President, Fixed Income

Our fundamental business is identifying our clients’ challenges and providing the assistance they need to overcome them. Our growth comes from a combination of talent and technology that allows us to provide more efficient solutions to more complex problems. Our goal is to meet each client on their own terms by delivering the services they require. Fixed income vision 44

Operating model Distribution Focused Model Diversified Product Platform Risk Discipline Flexible Service Offering 45

Fixed Income Capital Markets is engaged in the sales and trading of fixed income securities to institutional and individual investors. Public Finance provides financing solutions to state and local governments, airports, utilities, school districts, higher education, and healthcare. SumRidge Partners is an electronic market maker focused on investment-grade and high-yield corporate bonds, municipal bonds, institutional preferred, and emerging market debt. Fixed income and public finance division overview 46

421 515 448 345 190 133 172 143 110 67 554 687 591 455 514 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2024* NET REVENUES $ MILLIONS Fixed Income Brokerage Debt Underwriting *FYTD 2024 as of March 31, 2024; Annualized amount equal to fiscal year-to-date results multiplied by 2. Fixed income brokerage and debt underwriting revenues 257 Annualized 47

Slope of the yield curve Liquidity in the financial system Prevailing market sentiment Fixed income capital markets overview CLIENT SEGMENT CONCENTRATION FY 2023 ACTIVITY BY PRODUCT SECTOR FY 2023 Active relationships with 3,000+ institutions in all 50 states and Puerto Rico 170+ experienced institutional salespersons 100+ Fixed Income traders 30+ sales locations in major metropolitan areas By the numbers Key Drivers 48 Municipal 25% Whole Loan 17% Mortgage- Backed Securities 15% Structured Products 13% Government 8% Corporate 5% Other 17% Depository 42% Investment Manager 26% Government 8% Insurance Companies 7% Other 17%

Highlights: Key Drivers Interest rate volatility Credit trading volume Bid-ask spread Founded in 2010 and acquired in 2022, SumRidge Partners is a leading electronic market maker focused on investment-grade and high-yield corporate bonds, municipal bonds, institutional preferred, and emerging market debt. Averages ~3,100 trades with ~250 counterparties daily* ~$675m in average long inventory, ~$580m in average short inventory* Primary counterparties include institutional asset managers, wealth management firms, broker-dealers, RIAs, and electronic communications networks (ECNs) SumRidge Partners 96% 100% 100% 100% 100% 100% 100% 100% 100% 99% 100% 95% 99% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 % of Positive Trading Days 49 *For our fiscal year 2023.

Areas of expertise General Obligation Non-Ad Valorem Revenues Pension Obligated Bonds Other Post-Employment Benefits School Districts Special Districts Successor Agencies Taxable Financings Healthcare Higher Education Housing Privatized Student Housing Public Power Transportation and Aviation Utilities Water and Sewer By the numbers 170+ Public Finance professionals 39 Office locations nationwide 7 Underwriting desks Key Drivers General interest rate environment State and local infrastructure spending Recruitment gains Ranked as a top 10 senior managing underwriter nationally Public finance 50

SumRidge Integration Service Offering Expansion Public Finance Recruiting Technology Strategic growth initiatives 51

2024 ANALYST & INVESTOR DAY Bank Segment Steve Raney Chair & CEO, Raymond James Bank

Note: As of the three months ended March 31, 2024. *5-year CAGR for period FY 2018 – FY 2023. This metric includes the impact of the acquisition of TriState Capital Bank in June 2022. OVERVIEW Total Bank Segment assets of $61 billion Relatively stable, low-cost source of deposits from Private Client Group Flexible and diversified deposit base Strong capital ratios Serve financial advisors, retail & institutional clients Diversified loan portfolio with $44.1 billion outstanding Securities-based loans (SBL) 5-year CAGR* of 37% Conservative credit standards $44.1 billion Loans Outstanding 2.66% Bank Segment Net Interest Margin 0.31% Nonperforming Assets as a % of Total Assets Bank Segment 53

19,518 43,775 43,683 44,099 FY 2018 FY 2023 Mar. 31, 2023 Mar. 31, 2024 BANK LOANS, NET $ MILLIONS 492 515 196 367 382 371 227 167 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2023 FYTD 2024 PRE-TAX INCOME $ MILLIONS 727 846 765 672 1,084 2,013 1,048 865 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2023 FYTD 2024 NET REVENUES $ MILLIONS 23% 5-Year CAGR (17)% Y/Y Change (5)% 5-Year CAGR (26)% Y/Y Change 18% 5-Year CAGR 1% Y/Y Change Note: 5-year CAGR for period FY 2018 – FY 2023. FYTD 2024 and FYTD 2023 includes first two quarters of fiscal year 2024 and 2023, respectively. Charts not to scale. Bank Segment 54

3.22% 3.32% 2.63% 1.95% 2.39% 3.28% 2.66% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 2Q FY24* BANK SEGMENT NET INTEREST MARGIN Net interest margin *For the three months ended March 31, 2024. 55

Deposit Funding

The Raymond James Bank Deposit Program in PCG provides most of the segment's funding. TriState Capital Bank's deposit gathering mechanisms and Raymond James Bank's Enhanced Savings Program provide additional diversification.



Affiliate Bank
RJ Sweep Program
Raymond James Bank Deposit Program (RJBDP)
Raymond James Bank
TriState Capital Bank
3rd Party Banks
Client Interest Program (CIP) at Raymond James & Associates
Other Bank Segment Deposits
Raymond James Bank
TriState Capital Bank

- Multibank deposit program offering market-leading FDIC insurance (up to $3M per insurable capacity)
  - Includes our 2 affiliate banks (Raymond James Bank and TriState Capital Bank)
  - and a portfolio of 33 third-party banks
- Alternative to RJBDP; primarily used for deposits in excess of $3 million, or deposits that do not sweep to banks
- SIPC and excess SIPC insured
- RJ Bank also includes deposits from checking/savings accounts, brokered CDs and Enhanced Savings Program (ESP).
- TriState Capital Bank utilizes some funding from the sweep program; however, the majority of its funding is derived from its own diverse deposit gathering lines of business, including National Deposit Sales and Treasury Management

56

RAYMOND JAMES

Note: As of March 31, 2024. *Represents bank loans held for investment by portfolio segment as a percent of total loans held for investment. **Corporate loans include C&I, CRE, and REIT loans. SBL, 33% C&I Loans, 23% Residential Mortgage Loans, 20% CRE Loans, 17% REIT Loans, 4% Tax-Exempt Loans, 3% BANK SEGMENT LOAN MIX* C&I Portfolio • All senior positions, no mezzanine lending • Highly diversified with no industry category representing more than 6% of corporate total loans** • Approximately 65% is focused on larger companies with EBITDA >$100 million and track record of access to other sources with approximately half of these loans being commitments to public companies; Approximately 35% of the portfolio is focused on middle market companies $61 BILLION TOTAL BANK SEGMENT ASSETS $44.1 BILLION TOTAL LOANS, NET CRE Portfolio • Majority of project loans are to fully stabilized properties with average loan-to-value of approximately 60%; construction loans represent < 2% of total loans REIT • REITs that are typically more diversified, have a track record of access to other capital sources, and have at or near investment grade ratings Residential Mortgage Portfolio • Majority of mortgages to PCG clients, diversified across the country • Average loan-to-value of approximately 70% at origination; average FICO score of approximately 780 • Portfolio nearly all first mortgages; no Alt. A / subprime / negative amortizing mortgages Securities-Based Lending (SBL) Portfolio • Flexible, SOFR-based line of credit used for non-purpose lending • Collateralized primarily by assets in brokerage accounts • Structured lending offered to High Net Worth / Ultra-High Net Worth Private Client Group clients Diversified loan portfolio with focus on SBLs and residential mortgage loans 57

37% 18% 11% 2% SBL Residential Mortgage Loans Corporate Loans** Tax-exempt Loans BANK SEGMENT LOANS* 5-YEAR CAGRS (MARCH 31, 2019 – MARCH 31, 2024) 26% 5-Year CAGR Available-for-sale securities portfolio *Quarter-end balances as of March 31, 2019 and March 31, 2024, respectively. Starting in June 2022, these metrics include the impact of the acquisition of Tristate Capital Bank. **Corporate loans includes C&I, CRE and CRE construction loans for the quarter ended March 31, 2019, and includes C&I, CRE and REIT loans for the quarter ended March 31, 2024. Loan growth * 58

$1.5 $2.4 $1.8 $3.5 All other Bank loans Total CRE & REIT Office Multi-family Industrial warehouse All other CRE/REIT BANK SEGMENT LOANS, NET $ BILLIONS Office loans ($1.5B) • ~3% of total loans • ~40% of office loans mature in calendar years 2024 and 2025 TOTAL CRE & REIT LOANS $ BILLIONS $44.1 $9.2 Note: As of March 31, 2024. CRE & REIT exposure remains small 21% 79% $9.2 59

55 169 80 34 26 3 14 24 28 13 20 22 233 (32) 100 132 33 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 FYTD 24* BANK LOAN PROVISION/(BENEFIT) FOR CREDIT LOSSES $ MILLIONS 12.59% 10.10% 7.23% 5.83% 3.98% 1.84% 2.15% 1.94% 1.54%1.18% 1.36% 4.35% 3.27% 1.14%1.17%1.21% FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 2Q FY24** CRITICIZED LOANS AS % OF TOTAL LOANS HELD FOR INVESTMENT 0.66% 2.10% 2.48% 1.64% 1.18%0.99% 0.69% 0.39%0.50% 0.21%0.12%0.18%0.10%0.20%0.13% 0.21% 0.31% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 2Q FY24** NONPERFORMING ASSETS AS % OF TOTAL ASSETS 1.23% 2.23% 2.36% 2.18% 1.81% 1.52% 1.33%1.32% 1.30% 1.11% 1.04% 1.04% 1.65% 1.27% 0.91%1.07%1.06% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 2Q FY24** BANK LOAN ALLOWANCE FOR CREDIT LOSSES AS % OF TOTAL LOANS HELD FOR INVESTMENT Note: Charts not to scale. Starting in June 2022, these metrics include the impact of the acquisition of TriState Capital Bank. *FYTD 2024 includes first two quarters of fiscal year 2024. **2Q FY24 as of March 31, 2024. Key credit trends 60

BANK SEGMENT ASSET MIX EFFECTIVE DURATION PROFILE Note: As of March 31, 2024. Percentages shown are as a percent of Bank Segment total assets. Total will not equal 100% due to Cash and Other Assets and Loans Held for Sale being excluded from pie chart. Effective duration is measured as a percent change in price for every 1% change in rates. Medium duration equals 2-4%, medium to long duration equals 4-6% and long duration equals over 6%. *Includes Bank Segment cash balances. Duration profile ~65% of assets with no duration* 61

Continue to grow securities-based loans and residential mortgages to PCG clients Continue to selectively grow corporate loan portfolio Maintain conservative underwriting standards and continue managing credit risk Strategic initiatives 62

Financial Review Paul Shoukry President & CFO, Raymond James Financial 2024 ANALYST & INVESTOR DAY

Consistent capital priorities focused on growth Track record of generating operating leverage Strong balance sheet Financial priorities focused on being a source of strength and providing flexibility in any market environment 64

Organic growth across all our core businesses Acquisitions that represent good cultural and strategic fits Common stock dividend target of 20-30% of earnings Share repurchases to offset share-based compensation dilution and incremental repurchases on opportunistic basis CAPITAL PRIORITIZATION FRAMEWORK Consistent capital priorities focused on growth 65

Consistent capital priorities focused on growth

DIVIDENDS PAID AND SHARE REPURCHASES
$ MILLIONS



Share Repurchases*
Dividends Paid**
187
151
36
943
191
752
468
205
263
336
218
118
437
275
162
1,136
348
788
547
190
357
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FYTD 2024***

	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023	FYTD 2024***
# of Shares Repurchased* (thousands)	602	14,740	5,028	1,474	1,736	8,351	3,103
Average Share Price of Shares Repurchased	$60.39	$51.00	$52.33	$80.21	$93.55	$94.30	$114.96

- Since FY 2018, returned ~$4.1 billion to shareholders through dividends and share repurchases.
- Quarterly common stock dividend of $0.45 per share, 7.1% increase over prior year.
- Target common stock dividend of 20-30% of earnings. In market downturns, the company strives to maintain its most recent dividend, if feasible.
- Remain committed to offset share-based compensation dilution and expect to opportunistically repurchase shares over the long-term.
- $1.2 billion remains under current stock repurchase authorization.***

*Under the Board of Directors' common stock repurchase authorization. **Dividends paid to common shareholders. ***As of March 31, 2024. In April, the firm repurchased an additional $43 million of shares for a total of $400 million to date this fiscal year leaving approximately $1.14 billion available under the Board's approved common stock repurchase authorization.

66

RAYMOND JAMES

7,274 7,740 7,990 9,760 11,003 11,619 5,659 6,131 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2023 FYTD 2024 Asset-Based Revenues*(%) 73% 74% 72% 69% 80% 73% CONSOLIDATED NET REVENUES $ MILLIONS 80% 79% 10% 5-Year CAGR 8% YoY Note: 5-year CAGR for period FY 2018 – FY 2023. FYTD 2024 and FYTD 2023 include first two quarters of fiscal year 2024 and 2023, respectively.*Asset-based revenues include asset management and related administrative fees, asset-based brokerage revenues, net interest income, RJBDP fees, and mutual fund and annuity service fees. Track record of strong revenue growth through diverse revenue streams 67

PCG Financial Advisor Compensation & Benefits, 50% Incentive Compensation, 9% All Other Compensation and Benefits, 22% CONSOLIDATED NON-INTEREST EXPENSES FYTD 2024 ~59% of Consolidated Expenses are PCG Financial Advisor Compensation & Benefits and Incentive Compensation NON-COMPENSATION EXPENSES COMPENSATION EXPENSES Communications & Information Processing, 6% Occupancy & Equipment, 3% Business Development, 2% Investment Sub-Advisory Fees, 2% Professional Fees, 1% Bank Loan Provision for Credit Losses, 1% Other, 4% Note: FYTD 2024 includes first two quarters of fiscal year 2024. Significant portion of growth-driven variable expenses 68

1,311 1,375 1,052 1,791 2,022 2,280 1,209 1,239 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2023 FYTD 2024 12% 5-Year CAGR CONSOLIDATED PRE-TAX INCOME $ MILLIONS 1,315 1,409 1,105 1,971 2,169 2,378 1,234 1,288 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2023 FYTD 2024 13% 5-Year CAGR CONSOLIDATED ADJUSTED PRE-TAX INCOME* $ MILLIONS 2% YoY 4% YoY Track record of generating operating leverage Note: 5-year CAGR for period FY 2018 – FY 2023. FYTD 2024 and FYTD 2023 include first two quarters of fiscal year 2024 and 2023, respectively. *This is a non-GAAP measure. Beginning in fiscal year 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal years 2021 through 2024 reflect the aforementioned acquisition-related expense adjustments, while fiscal years 2018 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measure. 69

*Based on net revenues. **Six months ended March 31, 2024. ***This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2024 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2018 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures. 18.0% 17.8% 13.2% 18.4% 18.4% 19.6% 20.2% 18.1% 18.2% 13.8% 20.2% 19.7% 20.5% 21.0% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2024** PRE-TAX MARGIN* Pre-Tax Margin (GAAP) Adjusted Pre-Tax Margin (Non-GAAP)*** Pre-tax margin 70

14.4% 16.2% 11.9% 18.4% 17.0% 17.7% 18.3% 16.0% 16.7% 12.5% 20.0% 18.2% 18.4% 19.0% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FYTD 2024* RETURN ON COMMON EQUITY Return on Common Equity Adjusted Return on Common Equity** *Six months ended March 31, 2024, annualized. **This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2024 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2018 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures. Return on common equity 71

$ in millions, except per share amounts 2Q24 Total assets $ 81,232 RJF corporate cash* $ 2,030 Total common equity attributable to RJF $ 10,905 Book value per share $ 52.60 Tangible book value per share** $ 44.11 Weighted-average common and common equivalent shares outstanding – diluted 213.4 Tier 1 capital ratio 21.9% Total capital ratio 23.3% Tier 1 leverage ratio 12.3% Regulatory Requirements*** 8% 10% 5% CREDIT RATINGS Moody’s A3 rating and Stable Outlook Standard and Poor’s A- rating and Stable Outlook Fitch A- rating and Stable Outlook Strong balance sheet Note: As of March 31, 2024. *This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates ("RJ&A"), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. **This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. ***To be considered well-capitalized (as defined by regulations). 72

Bank Deposits, 68% Brokerage Client Payables, 7% Shareholders' Equity, 14% Senior Notes Payable, 2% All Other, 9% TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY as of March 31, 2024 Weighted-average remaining maturity of notes outstanding of ~20 years 88% FDIC-Insured (96% at Raymond James Bank) Simple and stable funding and capital base 73

5% 10% 15% 20% 25% 30% 35% 40% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% To ta l C ap ita l R at io * Tier 1 Leverage Ratio** Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RJF Peer 1 Regulatory Requirements to be Well Capitalized R JF T ar ge t Note: Sourced from publicly available information as of March 31, 2024. *Total Capital Ratio is equal to Total Capital divided by risk weighted assets (as defined by regulations). **Tier 1 Leverage Ratio is equal to Tier 1 Capital divided by average assets (as defined by regulations). Strong capital ratios 74

*In March 2023, we introduced our ESP, in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. **3/31/2024 ESP balances include $324 million placed with third-party banks, which are not included in our bank deposit liability balance reflected on our Consolidated Statement of Financial Condition. 37.7 27.9 25.4 23.9 23.4 9.4 16.9 15.9 17.8 18.2 2.4 1.9 1.6 1.8 1.7 2.7 11.2 13.6 14.5 14.9 52.2 58.0 56.4 58.0 58.2 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024** RJBDP - Bank Segment RJBDP - Third-Party Banks CIP ESP* TOTAL CLIENTS’ DOMESTIC CASH SWEEP AND ENHANCED SAVINGS PROGRAM (ESP)* BALANCES $ BILLIONS Client cash balances 75

Client Sweep and Money Market Balances $17,741 $11,983 $29,724 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 TOTAL CLIENTS’ DOMESTIC CASH SWEEP AND PURCHASED MONEY MARKET FUNDS (MMF) AVERAGE BALANCE PER ACCOUNT IN DOLLARS Avg Purchased MMF Per Account Avg Cash Per Account Avg Total Client's domestic cash sweep and MMF 76

Historical financial targets

	2018	2019	2021	2022	2023
Adjusted Compensation Ratio*	< 66.5%	< 66.5%	< 70%	< 66%	< 65%
Adjusted Pre-Tax Margin*	> 18%	> 18%	15%-16%	19%-20%+	20%+
Adjusted Return on Common Equity	16%-17%	16%-17%	14%-15%+	16%-17%	17%+
Adjusted Return on Tangible Common Equity**	n/a	n/a	16%-17%+	19%-20%	20%+
Target Federal Funds range when RJF targets given	1.75%-2.00%	2.25%-2.50%	0.00%-0.25%	1.00%-1.25%	5.00%-5.25%

Note: These targets represent non-GAAP financial measures and exclude potential material items that may not be indicative of our core operating results and were provided during the Analyst & Investor Day in the respective year. There was no Analyst & Investor Day event held in 2020.
*On net revenues. **Adjusted Return on Tangible Common Equity target commenced in 2021.

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< 65% Adjusted Pre-Tax Margin* Adjusted Compensation Ratio* Adjusted Return on Common Equity 20%+ 17%+ KEY ASSUMPTIONS: • Current equity markets/ economic conditions • Business volumes comparable to second fiscal quarter • Assumes Federal Funds target range of 5.25%-5.50% 20%+ Adjusted Return on Tangible Common Equity Note: These targets represent non-GAAP financial measures and exclude potential material items that may not be indicative of our core operating results. Achieving these targets could be impacted by various factors. *On net revenues. Financial targets 78

Target Current* Tier 1 leverage ratio for RJF > 10% 12.3% RJF corporate cash** > $1.2 B $2.0 B Total debt to book capitalization ratio*** < 32% 17.7% *As of March 31, 2024. **This amount includes cash on hand at the parent, as well as parent cash loaned to RJ&A, which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. ***Calculated as consolidated funded indebtedness (corporate debt/senior notes plus other borrowings less FHLB advances) divided by consolidated RJF common equity plus consolidated funded indebtedness. Key long-term capital and liquidity targets 79

Note: 13.5 year CAGR for the period FY 2010 - FYTD 2024. *As of March 31, 2024. **Six months ended March 31, 2024, annualized. CLIENT ASSETS UNDER ADMINISTRATION $249B $1.4T FY 2010 FYTD 2024* 14% CAGR NET REVENUES $2.9B $12.3B FY 2010 FYTD 2024** 11% CAGR MARKET CAPITALIZATION $3.2B $26.6B FY 2010 FYTD 2024* 17% CAGR 82

Scott Curtis Jim BunnTash Elwyn 83

Appendix 2024 ANALYST & INVESTOR DAY

Presenter Biographies 2024 ANALYST & INVESTOR DAY

Paul Reilly Paul Reilly became chief executive officer of Raymond James Financial in May 2010 after joining the firm’s management team as president and CEO‐designate in May 2009. He has served on the firm’s board of directors since 2006 and was named chair in 2017. From July 2001 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia‐Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was the first CEO of KPMG International. Based in Amsterdam, he was responsible for the overall strategy and international implementation of the firm’s global products and services. Before being named CEO at KPMG, he ran the firm’s financial services business and previously held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Business Advisory Council and having formerly served on the Mendoza Graduate Alumni Board. He was a recipient of the Distinguished Alumnus Award in 2004‐2005. In addition to his degrees, he earned the Certified Public Accountant designation. Mr. Reilly is a financial services industry leader, serving as chairman of the American Securities Association, an executive committee member of SIFMA and a member of the Bank Policy Institute. He is also active in charitable causes, including involvement with the National Leadership Roundtable on Church Management and Our Lady of Divine Providence House of Prayer in Clearwater, Florida. He has been an active member in the community, contributing to local organizations, such as the St. Petersburg Chamber of Commerce, Florida Council of 100, the American Heart Association and United Way. Mr. Reilly also serves on the board of Willis Towers Watson. He and his wife, Rose Baker Reilly, have six daughters and reside in St. Pete Beach Chair & Chief Executive Officer, Raymond James Financial Presenter biographies 87

Scott Curtis Scott Curtis is president of Raymond James’ Private Client Group, leading the firm’s domestic wealth management businesses that include more than 7,900 employee and independent financial advisors and generate more than 60% of overall firm net revenues. Prior to his current role, he served as president of Raymond James Financial Services, directing the firm’s independent advisor business. From 2006 to 2012, Mr. Curtis was senior vice president of the Raymond James & Associates Private Client Group where he was responsible for leading multiple initiatives focused on revenue growth, efficiency enhancements, product development, risk mitigation and service improvement. He joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles, including as national sales director for packaged investment products and as president of the firm’s retail broker/dealer. Mr. Curtis earned his MBA from the Ross School of Business at the University of Michigan and received a bachelor’s degree in economics and English from Denison University. He is a member of the Raymond James Financial Executive Committee and serves on the board of Raymond James Bank and Raymond James Ltd., the firm’s Canadian subsidiary. Mr. Curtis is also a member of the FINRA Membership Committee and serves on the board of The Financial Services Institute, the Chi Chi Rodriguez Youth Foundation, and the United Way Suncoast. In 2023, Mr. Curtis was elected as a Large-Firm Governor to FINRA’s Board of Governors. President, Private Client Group Presenter biographies 88

Horace Carter Horace Carter joined Raymond James in April 2012 as head of Fixed Income Trading when Morgan Keegan & Co., Inc. was acquired by Raymond James. He currently serves as President of Fixed Income and is a member of the firm's Executive Committee. After graduating, he began his career with Morgan Keegan in 1993 as a trading assistant and moved up to various trading positions including SBA, government guaranteed trading manager, corporate trader, government/agency trader, and dealer sales manager. During his time as head of Fixed Income Trading, he was responsible for supervision of all institutional and retail traders, in addition to oversight of risk management of all fixed income inventories. He later ascended to Head of the Fixed Income Capital Markets division of Raymond James, in which position he oversaw all fixed income sales, trading, underwriting and research operations. Horace holds a B.A. in Economics from Sewanee: The University of the South. He was a member of the Fixed Income Market Structure Advisory Committee for the Securities and Exchange Commission and Co-Chair of the Taxable Fixed Income Committee for the Bond Dealers of America. President, Fixed Income Presenter biographies 89

Steve Raney Steve Raney is the chair and CEO of Raymond James Bank, a wholly owned subsidiary of Raymond James Financial. Steve also serves as chair of Raymond James Trust, and is one of the 13 members of Raymond James Financial’s Executive Committee. Steve joined Raymond James Bank in 2006 as CEO following a 17-year career at Bank of America. He is the past chairman of the board of trustees of the Tampa Bay History Center and serves on the board of directors of Starting Right, Now ‒ a program aimed at meeting the needs of homeless high school students in the Tampa Bay community. He also serves on the board of the Tampa Bay Partnership, the Tampa Bay area’s economic development organization. Steve is on the board of the Moffitt Cancer Center Foundation and is the Raymond James representative to the Florida Council of 100. In addition, he serves on the board of the Midsize Bank Coalition of America. Steve is a Tampa native and earned a bachelor’s degree in finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. He and his wife, Natalie, live in Tampa; they have two sons and are members of South Tampa Fellowship Church. Chair and Chief Executive Officer, Raymond James Bank Presenter biographies 90

Paul Shoukry Paul Shoukry is chief financial officer of Raymond James Financial, Inc. He is responsible for the overall financial management of the company, including balance sheet management, financial reporting, investor relations, corporate development, corporate tax, cash management, regulatory reporting, and financial planning and analysis. He is a member of the firm’s Executive Committee and serves on the boards of subsidiaries Raymond James & Associates and TriState Capital Bank. Paul also serves on the board of directors for ReliaQuest, a leading cybersecurity firm. In March 2024, he was named Raymond James president with the intention of him assuming the CEO role in fiscal 2025. Paul joined Raymond James in 2010 to participate in the firm's Assistant to the Chairman program. He earned an MBA with honors from Columbia University. Before business school, Mr. Shoukry worked for a strategy consulting firm that focused on serving clients in the financial services industry. He started his career as a commercial banker after graduating magna cum laude with a Bachelor and Master of Accountancy from The University of Georgia, where he was a Leonard Leadership Scholar. Paul also completed the Strategic CFO Program at The Wharton School. He is a Certified Public Accountant (CPA), a Certified Treasury Professional, and a Series 7 and 27 holder. Mr. Shoukry was named to Fortune's 40 under 40 in Finance. He also received the Alumni of Distinction award from the University of Georgia Graduate School. Paul enjoys golfing and spending time with his wife and three children. He is passionate about childhood education and serves on the board of trustees for Academy Prep Center of Tampa and served as an advisory board member for Step Up for Students. Paul also serves on the advisory board for Florida Institute of CFOs, the chair for the 2024 American Heart Association’s Tampa Bay Heart Ball, and he is the executive sponsor for the firm's multicultural network. President and Chief Financial Officer, Raymond James Financial Presenter biographies 91

Jeff Dowdle Chief Operating Officer Raymond James Financial President Asset Management Group Executive Committee Paul Reilly Chair & CEO Raymond James Financial Bella Loykhter Allaire EVP, Technology & Operations Raymond James Financial Chris Aisenbrey Chief Human Resources Officer Raymond James Financial Jim Bunn President Global Equities & Investment Banking Horace Carter President Fixed Income Jamie Coulter Chief Executive Officer Raymond James Limited Tash Elwyn President & CEO Raymond James & Associates Shannon Reid President, Independent Contractors Division Raymond James Financial Services Scott Curtis President Private Client Group Steve Raney Chair & CEO Raymond James Bank Jonathan Santelli EVP & General Counsel Raymond James Financial Paul Shoukry President & Chief Financial Officer Raymond James Financial 92

Non-GAAP Reconciliations 2024 ANALYST & INVESTOR DAY

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. In fiscal 2022, certain of our non-GAAP financial measures were adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, including acquisition-related retention, amortization of identifiable intangible assets arising from our acquisitions, and the initial provision for credit losses on loans acquired and lending commitments assumed as a result of the Tristate Capital acquisition. The six months ended March 31, 2023 and 2024 and twelve months ended September 30, 2021, 2022 and 2023 reflect the aforementioned acquisition-related expense adjustments, while the twelve months ended September 30, 2018 through 2020 were not revised to reflect such adjustments. These adjustments would have resulted in higher adjusted pre-tax income, adjusted pre-tax margin, and adjusted return on common equity for the twelve months ended September 30, 2018 through 2020. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments. 94

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited)

$ in millions	Six months ended March 31, 2023	Six months ended March 31, 2024	Twelve months ended September 30, 2021	Twelve months ended September 30, 2022	Twelve months ended September 30, 2023
Net Income available to common shareholders [1]	$ 932	$ 971	$ 1,403	$ 1,505	$ 1,733
Non-GAAP adjustments:					
Expenses directly related to acquisitions:					
Compensation, commissions and benefits:					
Acquisition-related retention[2]	35	22	48	58	70
Other acquisition-related compensation	-	-	1	2	10
Total "Compensation, commissions and benefits" expense	35	22	49	60	80
Communications and information processing	-	1	-	-	2
Professional fees	-	2	10	12	3
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans [3]	-	-	-	26	-
Other:					
Amortization of identifiable intangible assets [4]	22	22	21	33	45
Initial provision for credit losses on acquired lending commitments [3]	-	-	-	5	-
All other acquisition-related expenses	-	2	2	11	-
Total "Other" expense	22	24	23	49	45
Total expenses related to acquisitions	57	49	82	147	130
Losses on extinguishment of debt [5]	-	-	98	-	-
Other — Insurance settlement received [6]	(32)	-	-	-	(32)
Pre-tax impact of non-GAAP adjustments	25	49	180	147	98
Tax effect of non-GAAP adjustments	(6)	(12)	(43)	(37)	(25)
Total non-GAAP adjustments, net of tax	19	37	137	110	73
Adjusted net income available to common shareholders	$ 951	$ 1,008	$ 1,540	$ 1,615	$ 1,806
Pre-tax income [1]	$ 1,209	$ 1,239	$ 1,791	$ 2,022	$ 2,022
Pre-tax impact of non-GAAP adjustments (as detailed above)	25	49	180	147	147
Adjusted pre-tax income	$ 1,234	$ 1,288	$ 1,971	$ 2,169	$ 2,169
Pre-tax margin [7]	21.4%	20.2%	18.4%	18.4%	19.6%
Adjusted pre-tax margin [7]	21.8%	21.0%	20.2%	19.7%	20.5%

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Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) *Note: The non-GAAP financial measures for the twelve months ended September 30, 2018 through 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions. $ in millions September 30, 2018 September 30, 2019 September 30, 2020 Net Income available to common shareholders (1) 857$ 1,034$ 818$ Non-GAAP adjustments: Acquisition and disposition-related expenses (8) 4 15 7 Reduction in workforce expenses (9) - - 46 Goodwill impairment (10) - 19 - Pre-tax impact of non-GAAP adjustments 4 34 53 Tax effect of non-GAAP adjustments (1) - (13) Impact of the Tax Act (11) 105 - - Total non-GAAP adjustments, net of tax 108 34 40 Adjusted net income available to common shareholders 965$ 1,068$ 858$ Pre-tax income (1) 1,311$ 1,375$ 1,052$ Pre-tax impact of non-GAAP adjustments (as detailed above) 4 34 53 Adjusted pre-tax income 1,315$ 1,409$ 1,105$ Pre-tax margin (7) 18.0% 17.8% 13.2% Adjusted pre-tax margin (7) 18.1% 18.2% 13.8% Twelve months ended 96

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) $ in millions, except per share amounts March 31, 2023 March 31, 2024 September 30, 2021 September 30, 2022 September 30, 2023 Average common equity (12) 9,650 10,584 7,635 8,836 9,791 Adjusted average common equity (12) 9,656 10,602 7,693 8,887 9,819 Return on common equity (13) 19.3% 18.3% 18.4% 17.0% 17.7% Adjusted return on common equity (13) 19.7% 19.0% 20.0% 18.2% 18.4% Six months ended Twelve months ended 97

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) *Note: The non-GAAP financial measures for the twelve months ended September 30, 2018 through 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions. $ in millions, except per share amounts September 30, 2018 September 30, 2019 September 30, 2020 Average common equity (12) 5,949 6,392 6,860 Adjusted average common equity (12) 6,043 6,408 6,868 Return on common equity (13) 14.4% 16.2% 11.9% Adjusted return on common equity (13) 16.0% 16.7% 12.5% Twelve months ended 98

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Book value per share $ in millions, except per share amounts March 31, 2023 March 31, 2024 Total common equity attributable to Raymond James Financial, Inc. 9,875$ 10,905$ Less non-GAAP adjustments: Goodwill and identifiable intangible assets, net 1,932 1,894 Deferred tax liabilities related to goodwill and identifiable intangible assets, net (128) (134) Tangible common equity attributable to Raymond James Financial, Inc. 8,071$ 9,145$ Common shares outstanding 211.6 207.3 Book value per share(14) 46.67$ 52.60$ Tangible book value per share(14) 38.14$ 44.11$ As of 99

Footnotes (1) Excludes non-controlling interests. (2) Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post- closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period. (3) The twelve months ended September 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision/(benefit) for credit losses”) and $5 million (included in “Other” expense), respectively. These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date. (4) Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions. (5) Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026, which occurred during our fiscal third quarter of 2021. (6) The six months ended March 31, 2023 and twelve months ended September 30, 2023 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled litigation matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. (7) Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period. (8) The twelve months ended September 30, 2020 included a $7 million loss in our Capital Markets segment related to the sale of our interests in certain entities that operated predominantly in France. The twelve months ended September 30, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. The twelve months ended September 30, 2018 included expenses associated with our acquisition of Scout Investments and its Reams Asset Management division. (9) Reduction in workforce expenses for the twelve months ended September 30, 2020 are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses primarily consist of severance and related payroll expenses, as well as expenses related to company-paid benefits. These expenses are included in our Other segment. (10) The twelve months ended September 30, 2019 included a $19 million goodwill impairment charge associated with our Canadian Capital Markets business. (11) The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. (12) For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. For the annual period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. (13) Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period. (14) Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes. 100